Exhibit 99.1

Veritex Holdings, Inc. Reports Fourth Quarter and Year-End 2021 Operating Results

Dallas, TX — January 25, 2022 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2021.
“We reported strong fourth quarter and 2021 results as the Texas economy continues to improve and we remained focused on our organic growth strategy," said President and Chief Executive Officer, Malcolm C. Holland, III. "Deposit growth remained strong and loan balances increased for the sixth quarter in a row with loan balances, excluding our mortgage warehouse and PPP loans, growing approximately 16% during 2021.”

"We remained laser focused and delivered on one of our main strategies as a company....be transformative and deliver top tier financial results. With our 49% investment in Thrive Mortgage, LLC ("Thrive"), which has contributed $6 million of increased noninterest income since July 2021, and our acquisition of North Avenue Capital, LLC ("NAC"), the nation’s leader in USDA lending, which has contributed $1.3 million of increased noninterest income since November 1, 2021, we transformed, delivered and positioned Veritex to further diversify revenue streams as we continue to organically grow."

"Asset quality continues to improve, with loss rates driven by economic forecasts approaching pre-pandemic levels, leading to a release in credit reserves. Nonperforming assets ("NPAs") to total assets improved 26 basis points to 0.51% during the fourth quarter, the lowest level since December 31, 2019."

"Business momentum, continued organic growth, investment in talent, revenue diversification, improving credit metrics, a recovering economy, maintaining our strong culture and pursuit of opportunities to further scale have me excited for 2022 and the future of this Company."

Financial Highlights	Quarter to Date		Year to Date
	Q4 2021	Q3 2021	2021	2020
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$41,506	$36,835	$139,584	$73,883
Diluted EPS	0.82	0.73	2.77	1.48
Book value per common share	26.64	26.09	26.64	24.39
Return on average assets[2]	1.68%	1.56%	1.49%	0.87%
Efficiency ratio	48.53	47.55	49.45	50.90
Return on average equity[2]	12.65	11.32	11.01	6.34
Non-GAAP[1]
Operating earnings	$42,410	$35,072	$139,647	$77,980
Diluted operating EPS	0.84	0.70	2.77	1.56
Tangible book value per common share	17.49	17.53	17.49	15.70
Pre-tax, pre-provision operating earnings	48,640	43,858	171,205	162,447
Pre-tax, pre-provision operating return on average assets[2]	1.97%	1.85%	1.83%	1.91%
Operating return on average assets[2]	1.72	1.48	1.49	0.91
Operating efficiency ratio	47.64	48.51	49.27	47.69
Return on average tangible common equity[2]	20.06	17.72	17.57	11.16
Operating return on average tangible common equity[2]	20.48	16.92	17.58	11.72
1 Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Fourth Quarter and 2021 Highlights:
•Total loans held for investment ("LHI"), excluding Paycheck Protection Program ("PPP") and mortgage warehouse ("MW") loans, grew $150.1 million, from the third quarter of 2021, or 9.1% annualized, and grew $918.1 million, or 15.7%, year-over-year;
•Total deposits grew $184.9 million for the fourth quarter of 2021, or 10.3% annualized, with the average cost of total deposits decreasing to 0.18% for the three months ended December 31, 2021 from 0.20% for the three months ended September 30, 2021. Total deposits grew $850.8 million, or 13.1%, year-over-year;
•NPAs to total assets decreased to 0.51% , or 26 basis points from September 30, 2021, and decreased 48 basis points from December 31, 2020;
•Announced the completion of the Company’s 49% investment in Thrive during the third quarter of 2021 and recognized $5.8 million of equity method investment income, which includes $1.9 million of PPP loan forgiveness income;
•Closed the acquisition of NAC on November 1, 2021; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on February 25, 2022.

Result of Operations for the Three Months Ended December 31, 2021

Net Interest Income

For the three months ended December 31, 2021, net interest income before provision for credit losses was $76.7 million and net interest margin was 3.37% compared to $71.3 million and 3.26%, respectively, for the three months ended September 30, 2021. The $5.4 million increase in net interest income before provision for credit losses was primarily due to a $3.0 million increase in interest income on loans driven by an increase in average balances and the recognition of $2.1 million of prepayment penalty income on debt securities during three months ended December 31, 2021. Net interest margin increased 11 basis points from the three months ended September 30, 2021 primarily due to the increase in yields earned on debt securities as a result of the recognition of $2.1 million of prepayment penalty income during three months ended December 31, 2021. The average cost of interest-bearing deposits decreased 4 basis points to 0.26% for the three months ended December 31, 2021 from 0.30% for the three months ended September 30, 2021.
Net interest income before provision for credit losses increased by $9.9 million from $66.8 million to $76.7 million and net interest margin increased 8 basis points from 3.29% to 3.37% for the three months ended December 31, 2021 as compared to the same period in 2020. The increase in net interest income before provision for credit losses was primarily due to a $4.6 million increase in interest income on loans driven by an increase in average balances, the recognition of $2.1 million of prepayment penalty income on debt securities and a $2.3 million decrease in interest expenses on certificates and other time deposits during the three months ended December 31, 2021 compared to the three months ended December 31, 2020. Net interest margin increased 8 basis points compared to the three months ended December 31, 2020 primarily due to an increase in yields earned on debt securities as a result of the recognition of $2.1 million of prepayment penalty income and decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended December 31, 2021. As a result, the average cost of interest-bearing deposits decreased to 0.26% for the three months ended December 31, 2021 from 0.55% for the three months ended December 31, 2020.

Noninterest Income
Noninterest income for the three months ended December 31, 2021 was $16.2 million, an increase of $523 thousand, or 3.3% compared to the three months ended September 30, 2021. The increase in noninterest income was primarily due to a $1.1 million increase in government guaranteed loan income, net, and a $951 thousand increase in loan fees. These increases were partially offset by a $3.2 million decrease in equity method investment income.
Compared to the three months ended December 31, 2020, noninterest income for the three months ended December 31, 2021 grew $7.1 million, or 79.2%. The increase was primarily due to a $3.0 million increase in government guaranteed loan income, a $2.0 million increase in loan fees, a $1.2 million increase in equity method investment income and a $811 thousand increase in service charges and fees on deposit accounts.

Noninterest Expense
Noninterest expense was $45.1 million for the three months ended December 31, 2021, compared to $41.3 million for the three months ended September 30, 2021, an increase of $3.8 million, or 9.1%. The increase was primarily driven by a $2.4 million increase in salaries and employee benefits and a $826 thousand increase in merger and acquisition expenses incurred as a result of the acquisition of NAC in November of 2021.
Noninterest expense was $45.1 million for the three months ended December 31, 2021, compared to $47.4 million for the three months ended December 31, 2020, a decrease of $2.3 million, or 4.8%. The decrease in noninterest expense was primarily due to debt extinguishment costs of $9.7 million incurred in the three months ended December 31, 2020 with no corresponding expense in the same period in 2021. The decrease was partially offset by an increase of $5.4 million in salaries and employee benefits, a $826 thousand increase in merger and acquisition expenses incurred related to the acquisition of NAC, a $498 thousand increase in marketing expense and a $359 thousand increase in data processing and software expense.

Financial Condition
Total LHI, excluding MW and PPP, were $6.8 billion at December 31, 2021, an increase of $150.1 million, or 9.1% annualized, compared to September 30, 2021, and an increase of $918.1 million, or 15.7%, compared to December 31, 2020. These increases were the result of the continued execution and success of our loan growth strategy.
Total deposits were $7.4 billion at December 31, 2021, an increase of $184.9 million, or 10.3% annualized, compared to September 30, 2021 and an increase of $850.8 million, or 13.1%, compared to December 31, 2020. The increase from September 30, 2021 was primarily the result of increase of $207.8 million in non-interest bearing demand deposits and an increase of $48.0 million in interest-bearing transaction and savings deposits accounts. The increase from December 31, 2020 was primarily the result of increases of $413.6 million, $317.9 million and $119.3 million in non-interest bearing demand deposits, interest-bearing transaction and savings deposits accounts and certificates and other time deposits, respectively.

Asset Quality
NPAs decreased to $50.1 million, or 0.51% of total assets, at December 31, 2021, compared to $74.0 million, or 0.77% of total assets, at September 30, 2021. The Company had net charge-offs of $12.7 million for the quarter, which were substantially reserved against in prior quarters under our allowance for credit loss model.
The Company recorded a benefit for credit losses of $3.3 million for the three months ended December 31, 2021, compared to no provision for credit losses for the three months ended September 30, 2021 and December 31, 2020. The benefit for credit losses reported for the three months ended December 31, 2021, compared to the three months ended September 30, 2021 and December 31, 2020, was attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the fourth quarter of 2021 to reflect the expected impact of the COVID-19 pandemic as of December 31, 2021, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of September 30, 2021 and December 31, 2020. During the three months ended December 31, 2021, we recorded a $1.0 million benefit for unfunded commitments, which was also attributable to improvement in the Texas economic forecasts.
Allowance for credit losses ("ACL") as a percentage of LHI, excluding MW and PPP loans, was 1.15%, 1.42% and 1.80% at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

Dividend Information
On January 25, 2022, Veritex's Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after February 25, 2022 to stockholders of record as of the close of business on February 11, 2022.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 26, 2021 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/rcmgsdby and will receive a unique PIN number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.veritexbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #9296970. This replay, as well as the webcast, will be available until February 2, 2021.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, the impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, that the businesses of the Company and NAC will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Company or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of the Company and NAC. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, that the businesses of the Company and NAC will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Company or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of the Company and NAC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.

Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.84	$0.75	$0.60	$0.64	$0.46	$2.83	$1.48
Diluted EPS	0.82	0.73	0.59	0.64	0.46	2.77	1.48
Book value per common share	26.64	26.09	25.72	24.96	24.39	26.64	24.39
Tangible book value per common share[1]	17.49	17.53	17.16	16.34	15.70	17.49	15.70
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.17	0.17	0.77	0.68

Common Stock Data:
Shares outstanding at period end	49,372	49,229	49,498	49,433	49,340	49,372	49,340
Weighted average basic shares outstanding for the period	49,329	49,423	49,476	49,394	49,571	49,405	49,884
Weighted average diluted shares outstanding for the period	50,441	50,306	50,331	49,998	49,837	50,352	50,036

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.15%	1.42%	1.59%	1.76%	1.80%	1.15%	1.80%
NPAs to total assets	0.51	0.77	0.85	0.92	0.99	0.51	0.99
Net charge-offs to average loans outstanding	0.19	0.09	0.09	—	0.28	0.38	0.36

Summary Performance Ratios:
Return on average assets[3]	1.68%	1.56%	1.27%	1.44%	1.04%	1.49%	0.87%
Return on average equity[3]	12.65	11.32	9.42	10.53	7.58	11.01	6.34
Return on average tangible common equity[1,3]	20.06	17.72	15.18	17.17	12.84	17.57	11.16
Efficiency ratio	48.53	47.55	52.42	49.62	62.52	49.45	50.90
Net interest margin	3.37	3.26	3.11	3.22	3.29	3.24	3.39

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.84	$0.70	$0.60	$0.64	$0.60	$2.77	$1.56
Pre-tax, pre-provision operating return on average assets[1,2]	1.97%	1.85%	1.66%	1.82%	1.75%	1.83%	1.91%
Operating return on average assets[1,3]	1.72	1.48	1.29	1.46	1.35	1.49	0.91
Operating return on average tangible common equity[1,3]	20.48	16.92	15.42	17.39	16.44	17.58	11.72
Operating efficiency ratio[1]	47.64	48.51	51.63	49.62	49.49	49.27	47.69

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	13.30%	13.75%	13.46%	13.69%	13.67%	13.54%	13.66%
Tangible common equity to tangible assets[1]	9.28	9.43	9.51	9.17	9.23	9.28	9.23
Tier 1 capital to average assets (leverage)	9.05	9.54	9.38	9.50	9.43	9.05	9.43
Common equity tier 1 capital	8.58	8.75	9.03	9.27	9.30	8.58	9.30
Tier 1 capital to risk-weighted assets	8.89	9.06	9.36	9.61	9.66	8.89	9.66
Total capital to risk-weighted assets	11.60	12.31	12.86	13.38	13.56	11.60	13.56
1Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights for a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$379,784	$229,712	$390,027	$468,029	$230,825
Debt securities	1,052,494	1,103,745	1,125,877	1,077,860	1,055,201
Other investments	190,591	191,786	87,558	87,226	87,192

Loans held for sale	26,007	18,896	12,065	19,864	21,414
LHI PPP loans, carried at fair value	53,369	135,842	291,401	407,353	358,042
LHI, MW	565,645	615,045	559,939	599,001	577,594
LHI, excluding MW and PPP	6,766,009	6,615,905	6,272,087	5,963,493	5,847,862
Total loans	7,411,030	7,385,688	7,135,492	6,989,711	6,804,912
ACL	(77,754)	(93,771)	(99,543)	(104,936)	(105,084)
Bank-owned life insurance	83,194	83,781	83,304	83,318	82,855
Bank premises, furniture and equipment, net	109,271	116,063	123,504	114,585	115,063
Other real estate owned ("OREO")	—	—	2,467	2,337	2,337
Intangible assets, net of accumulated amortization	66,017	54,682	57,143	59,236	61,733
Goodwill	403,771	370,840	370,840	370,840	370,840
Other assets	138,851	129,774	72,856	89,304	114,997
Total assets	$9,757,249	$9,572,300	$9,349,525	$9,237,510	$8,820,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,510,723	$2,302,925	$2,388,068	$2,171,719	$2,097,099
Interest-bearing transaction and savings deposits	3,276,312	3,228,306	3,112,974	3,189,693	2,958,456
Certificates and other time deposits	1,576,580	1,647,521	1,477,860	1,543,158	1,457,291
Total deposits	7,363,615	7,178,752	6,978,902	6,904,570	6,512,846
Accounts payable and other liabilities	69,160	66,571	55,499	55,902	61,928
Advances from Federal Home Loan Bank ("FHLB")	777,562	777,601	777,640	777,679	777,718
Subordinated debentures and subordinated notes	227,764	262,761	262,766	262,774	262,778
Securities sold under agreements to repurchase	4,069	2,455	1,811	2,777	2,225
Total liabilities	8,442,170	8,288,140	8,076,618	8,003,702	7,617,495
Commitments and contingencies
Stockholders’ equity:
Common stock	560	559	558	557	555
Additional paid-in capital	1,142,758	1,137,889	1,134,603	1,131,324	1,126,437
Retained earnings	275,273	243,633	216,704	195,661	172,232
Accumulated other comprehensive income	64,070	69,661	77,189	62,413	56,225
Treasury stock	(167,582)	(167,582)	(156,147)	(156,147)	(152,073)
Total stockholders’ equity	1,315,079	1,284,160	1,272,907	1,233,808	1,203,376
Total liabilities and stockholders’ equity	$9,757,249	$9,572,300	$9,349,525	$9,237,510	$8,820,871

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest income:
Loans, including fees	$74,174	$71,139	$67,814	$67,399	$69,597	$280,526	$286,583
Debt securities	9,553	7,613	7,529	7,437	7,652	32,132	30,726
Deposits in financial institutions and Fed Funds sold	165	130	167	127	99	589	1,221
Equity securities and other investments	1,004	898	672	663	752	3,237	3,320
Total interest income	84,896	79,780	76,182	75,626	78,100	316,484	321,850
Interest expense:
Transaction and savings deposits	1,629	1,588	1,661	1,980	2,105	6,858	13,233
Certificates and other time deposits	1,661	1,934	2,423	3,061	3,919	9,079	23,678
Advances from FHLB	1,847	1,848	1,829	1,812	2,222	7,336	10,609
Subordinated debentures and subordinated notes	3,018	3,134	3,138	3,138	3,088	12,428	8,532
Total interest expense	8,155	8,504	9,051	9,991	11,334	35,701	56,052
Net interest income	76,741	71,276	67,131	65,635	66,766	280,783	265,798
(Benefit) provision for credit losses	(3,349)	—	—	—	—	(3,349)	56,640
(Benefit) provision for unfunded commitments	(1,040)	(448)	577	(570)	902	(1,481)	9,029
Net interest income after provisions	81,130	71,724	66,554	66,205	65,864	285,613	200,129
Noninterest income:
Service charges and fees on deposit accounts	4,782	4,484	3,847	3,629	3,971	16,742	13,703
Loan fees	2,697	1,746	1,823	1,341	684	7,607	4,556
(Loss) gain on sales of investment securities	—	(188)	—	—	(256)	(188)	2,615
Gain on sales of mortgage loans held for sale	293	407	385	507	317	1,592	1,239
Government guaranteed loan income, net	3,423	2,341	3,448	6,548	448	15,760	14,150
Equity method investment income	1,238	4,522	—	—	—	5,760	—
Other	3,717	2,315	2,953	2,147	3,848	11,132	11,081
Total noninterest income	16,150	15,627	12,456	14,172	9,012	58,405	47,344
Noninterest expense:
Salaries and employee benefits	25,401	22,964	23,451	22,932	20,011	94,748	79,453
Occupancy and equipment	4,398	4,536	4,233	4,096	4,116	17,263	16,363
Professional and regulatory fees	3,017	3,401	3,086	3,441	3,578	12,945	11,729
Data processing and software expense	2,597	2,494	2,536	2,319	2,238	9,946	9,213
Marketing	1,443	1,151	1,841	909	945	5,344	3,651
Amortization of intangibles	2,494	2,509	2,517	2,537	2,558	10,057	10,790
Telephone and communications	380	380	337	337	340	1,434	1,312
Merger and acquisition expense	826	—	—	—	—	826	—
COVID expenses	—	—	—	—	—	—	1,377
Debt extinguishment costs	—	—	—	—	9,746	—	11,307
Other	4,521	3,886	3,716	3,026	3,841	15,149	14,192
Total noninterest expense	45,077	41,321	41,717	39,597	47,373	167,712	159,387
Income before income tax expense	52,203	46,030	37,293	40,780	27,503	176,306	88,086
Income tax expense	10,697	9,195	7,837	8,993	4,702	36,722	14,203
Net income	$41,506	$36,835	$29,456	$31,787	$22,801	$139,584	$73,883

Basic EPS	$0.84	$0.75	$0.60	$0.64	$0.46	$2.83	$1.48
Diluted EPS	$0.82	$0.73	$0.59	$0.64	$0.46	$2.77	$1.48
Weighted average basic shares outstanding	49,329	49,423	49,476	49,394	49,571	49,405	49,884
Weighted average diluted shares outstanding	50,441	50,306	50,331	49,998	49,837	50,352	50,036

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$6,777,397	$70,334	4.12%	$6,384,856	$66,911	4.16%	$5,798,692	$65,259	4.48%
LHI, MW	483,850	3,629	2.98	465,945	3,697	3.15	446,027	3,355	2.99
PPP loans	83,553	211	1.00	210,092	531	1.00	390,509	983	1.00
Debt securities	1,092,089	9,553	3.47	1,119,952	7,613	2.70	1,076,031	7,652	2.83
Interest-earning deposits in other banks	417,266	165	0.16	336,289	130	0.15	258,687	99	0.15
Equity securities and other investments	191,031	1,004	2.09	167,242	898	2.13	95,706	752	3.13
Total interest-earning assets	9,045,186	84,896	3.72	8,684,376	79,780	3.64	8,065,652	78,100	3.85
ACL	(95,218)			(99,482)			(121,162)
Noninterest-earning assets	838,703			800,576			805,651
Total assets	$9,788,671			$9,385,470			$8,750,141

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,357,958	1,629	0.19%	$3,201,409	$1,588	0.20%	$2,862,084	2,105	0.29%
Certificates and other time deposits	1,615,066	1,661	0.41	1,519,824	1,934	0.50	1,467,250	3,919	1.06
Advances from FHLB	777,577	1,847	0.94	777,617	1,848	0.94	885,014	2,222	1.00
Subordinated debentures and subordinated notes	259,191	3,018	4.62	264,714	3,134	4.70	259,581	3,088	4.73
Total interest-bearing liabilities	6,009,792	8,155	0.54	5,763,564	8,504	0.59	5,473,929	11,334	0.82

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,413,443			2,271,197			2,011,995
Other liabilities	63,760			60,181			67,943
Total liabilities	8,486,995			8,094,942			7,553,867
Stockholders’ equity	1,301,676			1,290,528			1,196,274
Total liabilities and stockholders’ equity	$9,788,671			$9,385,470			$8,750,141

Net interest rate spread[2]			3.18%			3.05%			3.03%
Net interest income and margin[3]		$76,741	3.37%		$71,276	3.26%		$66,766	3.29%

1 Includes average outstanding balances of loans held for sale of $8,987, $8,542 and $11,938 for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2021			2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$6,285,510	$263,583	4.19%	$5,770,228	$273,999	4.97%
LHI, MW	468,001	14,219	3.04	318,657	9,672	3.04
PPP loans	272,770	2,724	1.00	290,851	2,912	1.00
Debt securities	1,092,967	32,132	2.94	1,083,633	30,726	2.84
Interest-earning deposits in other banks	410,785	589	0.14	276,970	1,221	0.44
Equity securities and other investments	133,594	3,237	2.42	100,556	3,320	3.30
Total interest-earning assets	8,663,627	316,484	3.65	7,840,895	321,850	4.10
ACL	(101,383)			(98,527)
Noninterest-earning assets	799,334			782,907
Total assets	$9,361,578			$8,525,275

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,198,225	6,858	0.21	$2,726,462	13,233	0.49
Certificates and other time deposits	1,540,188	9,079	0.59	1,550,995	23,678	1.53
Advances from FHLB	777,635	7,336	0.94	1,024,142	10,609	1.04
Subordinated debentures and subordinated notes	263,535	12,428	4.72	172,594	8,532	4.94
Total interest-bearing liabilities	5,779,583	35,701	0.62	5,474,193	56,052	1.02

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,256,546			1,825,806
Other liabilities	57,457			60,303
Total liabilities	8,093,586			7,360,302
Stockholders’ equity	1,267,992			1,164,973
Total liabilities and stockholders’ equity	$9,361,578			$8,525,275

Net interest rate spread[2]			3.03%			3.08%
Net interest income and margin[3]		$280,783	3.24%		$265,798	3.39%

1Includes average outstanding balances of loans held for sale of $12,093 and $15,315 for the twelve months ended December 31, 2021 and 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Average yield on interest-earning assets:
Loans[1]	4.12%	4.16%	4.16%	4.31%	4.48%
LHI, MW	2.98	3.15	3.06	3.03	2.99
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	3.47	2.70	2.76	2.84	2.83
Interest-bearing deposits in other banks	0.16	0.15	0.12	0.15	0.15
Equity securities and other investments	2.09	2.13	3.08	3.08	3.13
Total interest-earning assets	3.72%	3.64%	3.53%	3.71%	3.85%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.19%	0.20%	0.21%	0.26%	0.29%
Certificates and other time deposits	0.41	0.50	0.64	0.82	1.06
Advances from FHLB	0.94	0.94	0.94	0.94	1.00
Subordinated debentures and subordinated notes	4.62	4.70	4.75	4.80	4.73
Total interest-bearing liabilities	0.54%	0.59%	0.63%	0.72%	0.82%

Net interest rate spread[2]	3.18%	3.05%	2.90%	2.99%	3.03%
Net interest margin[3]	3.37%	3.26%	3.11%	3.22%	3.29%
1 Includes average outstanding balances of loans held for sale of $8,987, $8,542, $14,364, $16,602 and $11,938 for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Average cost of interest-bearing deposits	0.26%	0.30%	0.35%	0.45%	0.55%
Average costs of total deposits, including noninterest-bearing	0.18	0.20	0.23	0.31	0.38

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020
	(Dollars in thousands)
LHI[1]
Commercial	$2,006,876	29.6%	$1,793,740	27.1%	$1,771,100	28.2%	$1,632,040	27.4%	$1,559,546	26.7%
Real Estate:
Owner occupied commercial ("OOCRE")	665,537	9.8	711,476	10.7	744,899	11.9	733,310	12.3	717,472	12.3
Non-owner occupied commercial ("NOOCRE")	2,120,309	31.3	2,194,438	33.1	1,986,538	31.6	1,970,945	33.0	1,904,132	32.5
Construction and land	1,062,144	15.7	936,174	14.1	871,765	13.9	723,444	12.1	693,030	11.8
Farmland	55,827	0.8	73,550	1.1	13,661	0.2	14,751	0.2	13,844	0.2
1-4 family residential	542,566	8.0	543,518	8.2	513,635	8.2	492,609	8.3	524,344	9.0
Multi-family residential	310,241	4.6	356,885	5.4	367,445	5.9	386,844	6.5	424,962	7.3
Consumer	11,998	0.2	14,266	0.2	10,530	0.1	12,431	0.2	13,000	0.2
Total LHI	$6,775,498	100%	$6,624,047	100%	$6,279,573	100%	$5,966,374	100%	$5,850,330	100%

MW	565,645		615,045		559,939		599,001		577,594
PPP loans	53,369		135,842		291,401		407,353		358,042

Total LHI[1]	$7,394,512		$7,374,934		$7,130,913		$6,972,728		$6,785,966

Deposits
Noninterest-bearing	$2,510,723	34.1%	$2,302,925	32.1%	$2,388,068	34.3%	$2,171,719	31.6%	$2,097,099	32.2%
Interest-bearing transaction	579,408	7.9	514,537	7.2	451,307	6.5	463,343	6.7	453,110	7.0
Money market	2,568,843	34.9	2,585,926	36.0	2,539,061	36.4	2,602,903	37.7	2,398,526	36.8
Savings	128,061	1.7	127,843	1.8	122,606	1.8	123,447	1.8	106,820	1.6
Certificates and other time deposits	1,576,580	21.4	1,647,521	22.9	1,477,860	21.2	1,543,158	22.2	1,457,291	22.4
Total deposits	$7,363,615	100%	$7,178,752	100%	$6,978,902	100%	$6,904,570	100%	$6,512,846	100%

Loan to Deposit Ratio	100.4%		102.7%		102.2%		101.0%		104.2%
Loan to Deposit Ratio, excluding MW and PPP loans	92.0%		92.3%		90.0%		86.4%		89.8%

1 Total LHI does not include deferred fees of $8.1 million September 30, 2021 and deferred costs of $9.5 million, $7.5 million, $2.9 million and $2.5 million at December 31, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$49,687	$72,317	$76,994	$73,594	$81,096	$49,687	$81,096
Accruing loans 90 or more days past due[1]	441	1,711	462	9,093	4,204	441	4,204
Total nonperforming loans held for investment ("NPLs")	50,128	74,028	77,456	82,687	85,300	50,128	85,300
OREO	—	—	2,467	2,337	2,337	—	2,337
Total NPAs	$50,128	$74,028	$79,923	$85,024	$87,637	$50,128	$87,637

Charge-offs:
Residential	$—	$(64)	$(300)	$(15)	$(18)	$(379)	$(18)
OOCRE	(898)	(813)	(689)	—	—	(2,400)	(2,421)
NOOCRE	(7,936)	—	—	—	(2,865)	(7,936)	(2,865)
Commercial	(4,114)	(5,508)	(5,608)	(346)	(13,699)	(15,576)	(15,507)
Consumer	(44)	(17)	(20)	(18)	(26)	(99)	(162)
Total charge-offs	(12,992)	(6,402)	(6,617)	(379)	(16,608)	(26,390)	(20,973)

Recoveries:
Residential	6	26	29	3	49	64	57
OOCRE	—	—	500	—	—	500	—
Commercial	61	596	659	226	52	1,542	102
Consumer	257	8	36	2	—	303	287
Total recoveries	324	630	1,224	231	101	2,409	446

Net charge-offs	$(12,668)	$(5,772)	$(5,393)	$(148)	$(16,507)	$(23,981)	$(20,527)

CECL transition adjustment	$—	$—	$—	$—	$—	$—	$39,137

ACL at end of period	$77,754	$93,771	$99,543	$104,936	$105,084	$77,754	$105,084

Asset Quality Ratios:
NPAs to total assets	0.51%	0.77%	0.85%	0.92%	0.99%	0.51%	0.99%
NPLs to total LHI, excluding MW and PPP loans	0.74	1.12	1.23	1.39	1.46	0.74	1.46
ACL to total LHI, excluding MW and PPP loans	1.15	1.42	1.59	1.76	1.80	1.15	1.80
Net charge-offs to average loans outstanding	0.19	0.09	0.09	—	0.28	0.38	0.36

1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,315,079	$1,284,160	$1,272,907	$1,233,808	$1,203,376
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible common equity	$863,310	$862,884	$849,194	$807,657	$774,778
Common shares outstanding	49,372	49,229	49,498	49,433	49,340

Book value per common share	$26.64	$26.09	$25.72	$24.96	$24.39
Tangible book value per common share	$17.49	$17.53	$17.16	$16.34	$15.70

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,315,079	$1,284,160	$1,272,907	$1,233,808	$1,203,376
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible common equity	$863,310	$862,884	$849,194	$807,657	$774,778
Tangible Assets
Total assets	$9,757,249	$9,572,300	$9,349,525	$9,237,510	$8,820,871
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible Assets	$9,305,480	$9,151,024	$8,925,812	$8,811,359	$8,392,273
Tangible Common Equity to Tangible Assets	9.28%	9.43%	9.51%	9.17%	9.23%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$41,506	$36,835	$29,456	$31,787	$22,801	$139,584	$73,883
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,447	2,451	9,761	9,804
Less: Tax benefit at the statutory rate	512	512	512	514	515	2,050	2,060
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$43,432	$38,761	$31,382	$33,720	$24,737	$147,295	$81,627

Average Tangible Common Equity
Total average stockholders' equity	$1,301,676	$1,290,528	$1,254,371	$1,224,294	$1,196,274	$1,267,992	$1,164,973
Adjustments:
Average goodwill	(393,220)	(370,840)	(370,840)	(370,840)	(370,840)	(376,480)	(370,840)
Average core deposit intangibles	(49,596)	(52,043)	(54,471)	(56,913)	(59,010)	(53,233)	(62,803)
Average tangible common equity	$858,860	$867,645	$829,060	$796,541	$766,424	$838,279	$731,330
Return on Average Tangible Common Equity (Annualized)	20.06%	17.72%	15.18%	17.17%	12.84%	17.57%	11.16%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss (gain) on sale of securities, net, plus debt extinguishment costs, less Thrive PPP loan forgiveness income, plus merger and acquisition expenses, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus benefit (provision) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by non interest income plus adjustments to operating non interest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
	(Dollars in thousands)
Operating Earnings
Net income	$41,506	$36,835	$29,456	$31,787	$22,801	$139,584	$73,883
Plus: Severance payments[1]	—	—	627	—	—	627	—
Plus: Loss (gain) on sale of securities available for sale, net	—	188	—	—	256	188	(2,615)
Plus: Debt extinguishment costs[2]	—	—	—	—	9,746	—	11,307
Less: Thrive PPP loan forgiveness income[3]	—	1,912	—	—	—	1,912	—
Plus: Merger and acquisition expenses	826	—	—	—	—	826	—
Operating pre-tax income	42,332	35,111	30,083	31,787	32,803	139,313	82,575
Less: Tax impact of adjustments	(78)	39	131	—	2,100	92	1,823
Plus: Nonrecurring tax adjustments[4]	—	—	—	426	(973)	426	(2,772)
Operating earnings	$42,410	$35,072	$29,952	$32,213	$29,730	$139,647	$77,980

Weighted average diluted shares outstanding	50,441	50,306	50,331	49,998	49,837	50,352	50,036
Diluted EPS	$0.82	$0.73	$0.59	$0.64	$0.46	$2.77	$1.48
Diluted operating EPS	$0.84	$0.70	$0.60	$0.64	$0.60	$2.77	$1.56
1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.
2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
3 During the third quarter of 2021, Thrive’s PPP loan with another bank was 100% forgiven by the Small Business Administration. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.
4 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green Bancorp, Inc. tax return to carry back a net operating loss ("NOL") incurred by Green Bancorp, Inc. on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the Coronavirus Aid, Relief, and Economic Security Act, which permits NOL generated in tax years 2018, 2019 or 2020 to be carried back five years.

	For the Quarter Ended					For the Year Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$41,506	$36,835	$29,456	$31,787	$22,801	$139,584	$73,883
Plus: Provision for income taxes	10,697	9,195	7,837	8,993	4,702	36,722	14,203
Plus: (Benefit) provision for credit losses and unfunded commitments	(4,389)	(448)	577	(570)	902	(4,830)	65,669
Plus: Severance payments	—	—	627	—	—	627	—
Plus: Loss (gain) on sale of securities, net	—	188	—	—	256	188	(2,615)
Less: Thrive PPP loan forgiveness income	—	1,912	—	—	—	1,912	—
Plus: Debt extinguishment costs	—	—	—	—	9,746	—	11,307
Plus: Merger and acquisition expenses	826	—	—	—	—	826	—
Net pre-tax, pre-provision operating earnings	$48,640	$43,858	$38,497	$40,210	$38,407	$171,205	$162,447

Total average assets	$9,788,671	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$9,361,578	$8,525,275
Pre-tax, pre-provision operating return on average assets[1]	1.97%	1.85%	1.66%	1.82%	1.75%	1.83%	1.91%

Average Total Assets	$9,788,671	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$9,361,578	$8,525,275
Return on average assets[1]	1.68%	1.56%	1.27%	1.44%	1.04%	1.49%	0.87%
Operating return on average assets[1]	1.72	1.48	1.29	1.46	1.35	1.49	0.91

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$42,410	$35,072	$29,952	$32,213	$29,730	$139,647	$77,980
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,447	2,451	9,761	9,804
Less: Tax benefit at the statutory rate	512	512	512	514	515	2,050	2,060
Operating earnings adjusted for amortization of core deposit intangibles	$44,336	$36,998	$31,878	$34,146	$31,666	$147,358	$85,724

Average Tangible Common Equity
Total average stockholders' equity	$1,301,676	$1,290,528	$1,254,371	$1,224,294	$1,196,274	$1,267,992	$1,164,973
Adjustments:
Average goodwill	(393,220)	(370,840)	(370,840)	(370,840)	(370,840)	(376,480)	(370,840)
Average core deposit intangibles	(49,596)	(52,043)	(54,471)	(56,913)	(59,010)	(53,233)	(62,803)
Average tangible common equity	$858,860	$867,645	$829,060	$796,541	$766,424	$838,279	$731,330
Operating return on average tangible common equity[1]	20.48%	16.92%	15.42%	17.39%	16.44%	17.58%	11.72%

Efficiency ratio	48.53%	47.55%	52.42%	49.62%	62.52%	49.45%	50.90%
Operating efficiency ratio
Net interest income	$76,741	$71,276	$67,131	$65,635	$66,766	$280,783	$265,798
Noninterest income	16,150	15,627	12,456	14,172	9,012	58,405	47,344
Plus: Loss (gain) on sale of securities available for sale, net	—	188	—	—	256	188	(2,615)
Less: Thrive's PPP loan forgiveness income	—	1,912	—	—	—	1,912	—
Operating noninterest income	16,150	13,903	12,456	14,172	9,268	56,681	49,959
Noninterest expense	45,077	41,321	41,717	39,597	47,373	167,712	159,387
Less: Severance payments	—	—	627	—	—	627	—
Less: Debt extinguishment costs	—	—	—	—	9,746	—	11,307
Less: Merger and acquisition expenses	826	—	—	—	—	826	—

Operating noninterest expense	$44,251	$41,321	$41,090	$39,597	$37,627	$166,259	$148,080
Operating efficiency ratio	47.64%	48.51%	51.63%	49.62%	49.49%	49.27%	47.69%
1 Annualized ratio for quarterly metrics.